Exhibit 10.9

THIS PROMISSORY NOTE (“NOTE”) AND THE SECURITIES INTO WHICH THE NOTE MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $2,875,000.00	Dated as of [_____], 2018
New York, New York

CF Finance Acquisition Corp., a Delaware corporation (the “Maker”), hereby promises to pay to the order of CF Finance Holdings LLC (the “Payee”) or its registered assigns or successors in interest, the principal sum of up to Two Million Eight Hundred Seventy Five Thousand Dollars ($2,875,000.00) in lawful money of the United States of America, on the terms and conditions described below.  Except for the optional conversions described below in Section 15, all payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.            Principal. The principal balance of this Note shall be payable by Maker on the date (the “Maturity Date”) on which Maker consummates a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The principal balance may not be prepaid, and is only payable upon consummation by the Maker of the Business Combination. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder. If a Business Combination is not consummated, this Note will be extinguished.

2.            Interest. No interest shall accrue or be charged by Payee on the unpaid principal balance of this Note.

3.            Drawdown Requests. Maker and Payee agree that Maker may request Two Million Five Hundred Thousand Dollars ($2,500,000) to fund the trust account established in connection with the Maker’s initial public offering (the “Trust Account”) to a value of $10.10 per public share sold in such initial public offering (the “Trust Account Funding Level”), on the date of the consummation of such offering, solely for deposit into the Trust Account. The remaining undrawn principal of this Note may be drawn down on the date of the consummation of the underwriter’s over-allotment option in connection with the IPO (which may be the date identified in the first sentence of this Section 3), solely for deposit into the Trust Account to ensure that the Trust Account Funding Level is maintained at $10.10 per share sold in the Maker’s initial public offering, in an amount proportionate to the exercise of such over-allotment option. Once an amount is drawn down under this Note, it shall not be available for future drawdown. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any payments under this Note.

4.            Application of Payments; No Repayment. All payments (or conversions into units, as applicable) shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees and then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note. In the event no Business Combination is consummated by the Maker within the time prescribed in the Maker’s amended and restated certificate of incorporation, as amended from time to time, the principal balance hereunder held in the Trust Account, as well as any interest earned thereon, shall be distributed solely to the Maker’s public stockholders upon the Maker’s liquidation or dissolution.

5.            Events of Default. The occurrence of any of the following shall constitute an event of default, but only following the date of the consummation of a Business Combination and to the extent any amounts under this Note remain outstanding (“Event of Default”):

(a)           Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above or issue units pursuant to Section 15 hereof, if so elected by Payee.

(b)           Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)           Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6.            Remedies.

(a)           Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)           Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7.            Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.            Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.            Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.            Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

11.          Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.          Trust Waiver.  Notwithstanding anything herein to the contrary, the Payee hereby waives any right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that if the Maker completes its Business Combination, the Maker shall repay the principal balance of this Note, which may be out of the proceeds released to the Maker from the Trust Account.

13.          Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14.          Assignment.  No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that this Note shall be freely assignable by the Payee to any assignee, subject to any applicable securities laws.

15.          Optional Conversion Into Units.

(a)          At the Payee’s option, on the Maturity Date, the Payee may elect to convert all or any portion of this Note into that number of units (the “Conversion Units”) equal to: (i) the portion of the principal amount of the Note being converted pursuant to this Section 15, divided by (ii) $10.00, rounded up to the nearest whole number. Each Conversion Unit shall have the same terms and conditions as the units issued by the Maker pursuant to a private placement to Payee, as described in Maker’s Registration Statement on Form S-1 (333-[______]), including the transfer restrictions applicable thereto. The Conversion Units, the shares of Common Stock and warrants underlying the Conversion Units, and the shares of Common Stock underlying such warrants, and any other equity security of Maker issued or issuable with respect to the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization (the “Unit Securities”), shall be entitled to the registration rights set forth in that certain registration rights agreement between the Maker and the parties thereto, dated as of December [___], 2018.

(b)          Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) the Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Units, (iii) Maker shall promptly deliver a new duly executed Note to the Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall, within five (5) business days following receipt by Maker of Payee’s election to convert this Note pursuant to this Section 15, deliver to Payee the Conversion Units, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and the Payee and applicable state and federal securities laws.

(c)          The Payee shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Units upon conversion of this Note pursuant hereto; provided, however, that the Payee shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Payee in connection with any such conversion.

(d)          The Conversion Units shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

CF Finance Acquisition Corp.

By:
Name:
Title:

[Signature Page to the Promissory Note by CF Finance Acquisition Corp. in favor of CF Finance Holdings, LLC for up to $2,875,000]